EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Webster Financial Corporation:

We consent to the incorporation by reference of our report dated January 28, 2000, which report appears in the December 31, 1999 annual report on Form 10-K of Webster Financial Corporation incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Webster Financial Corporation on Form S-4 on Form S-8 (File No. 333-71141) pertaining to the Maritime Bank & Trust Company 1991 Stock Option Plan.




/s/ KPMG LLP


Hartford, Connecticut
September 15, 2000